      As filed with the Securities and Exchange Commission on June 11, 2001

                              Registration No. 333-
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                         WORLDGATE COMMUNICATIONS, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                  -----------

          DELAWARE                                               23-2866697
-------------------------------                             -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

      3190 TREMONT AVE.
          TREVOSE, PA                                              19053
----------------------------------------                         ----------
(Address of Principal Executive Offices)                         (Zip Code)


                         WORLDGATE COMMUNICATIONS, INC.
                             1996 STOCK OPTION PLAN
          ------------------------------------------------------------
                            (Full title of the plan)

                                 Randall J. Gort
                  Vice President, General Counsel and Secretary
                         WorldGate Communications, Inc.
                                3190 Tremont Ave.
                                Trevose, PA 19053
          ------------------------------------------------------------
                     (Name and address of agent for service)

                                 with a copy to:

                           Walter J. Mostek, Jr., Esq.
                           Drinker Biddle & Reath LLP
                         1000 Westlakes Drive, Suite 300
                              Berwyn, PA 19312-2409

                                 (215) 354-5100
          ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                               Proposed
                                                               Maximum
Title of Securities to                                        Aggregate
    be Registered         Amount to be Registered(1)(2)     Offering Price(2)     Amount of Registration Fee(2)
----------------------------------------------------------------------------------------------------------------
Common Stock, Par          198,319 at $2.78 per share          $551,327
Value $0.01 Per Share      734,009 at $3.75 per share         $2,752,534
----------------------------------------------------------------------------------------------------------------
Total:                               932,328                  $3,303,861                     $826.00
----------------------------------------------------------------------------------------------------------------

     (1) The WorldGate Communications, Inc. 1996 Stock Option Plan covers a total of 4,132,328 shares of the Registrant's Common Stock. The Registrant has previously registered an aggregate of 3,200,000 of such shares. Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

     (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price and fee are computed based on the price at which such options may be exercised. As to the remaining shares, the price is based on the average of the reported high and low sale prices of shares of Common Stock, as reported on the NASDAQ National Market System, on June 6, 2001.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 to register 932,328 additional shares of the common stock, par value $.01 per share, of WorldGate Communications, Inc. ("WorldGate"), under its 1996 Stock Option Plan (the "Plan") and incorporates by reference the contents of the Registration Statements on Form S-8 previously filed by WorldGate (File Nos. 333-78943 and 333-49612) on May 20, 1999 and November 9, 2000, respectively. The current registration of 932,328 shares of the WorldGate's common stock will increase the number of shares registered under the Plan to 4,132,328 shares.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by WorldGate Communications, Inc. ("WorldGate") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:

     (a) Annual Report on Form 10-K for the year ended December 31, 2000, filed by WorldGate on April 2, 2001;

     (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed by WorldGate on May 15, 2001;

     (c) The description of WorldGate's common stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A dated April 12, 1999, including any amendments or reports filed for the purpose of updating such description; and

     (d) All reports and other documents filed by WorldGate pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

     The following is a list of exhibits filed as part of this Registration
Statement:

     Exhibit
     No.           Exhibit
     -------       -------

     5             Opinion of Drinker Biddle & Reath LLP.

     23.1          Consent of PricewaterhouseCoopers LLP, independent auditors.

     23.2          Consent of Drinker Biddle & Reath LLP (included in
                   Exhibit No. 5).

     24 Power of Attorney (included on signature page of the Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Pennsylvania, on June 11, 2001.

                                                WorldGate Communications, Inc.

                                                By: /s/ HAL M. KRISBERGH
                                                    ---------------------
                                                    Hal M. Krisbergh
                                                    Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Hal M. Krisbergh and Randall J. Gort, and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                     Title                              Date
       ---------                                     -----                              ----
/s/ HAL M. KRISBERGH                    Chief Executive Officer and                 June 11, 2001
----------------------------            Chairman of the Board of Directors
Hal M. Krisbergh                        (Principal Executive Officer)

/s/ JAMES V. AGNELLO                    Chief Financial Officer                     June 11, 2001
----------------------------            (Principal  Financial Officer)
James V. Agnello

/s/ ALAN GERRY                          Director                                    June 11, 2001
----------------------------
Alan Gerry

/s/ CLARENCE L. IRVING, JR.             Director                                    June 11, 2001
----------------------------
Clarence L. Irving, Jr.

/s/ JEFF MORRIS                         Director                                    June 11, 2001
----------------------------
Jeff Morris

/s/ LEMUEL TARSHIS                      Director                                    June 11, 2001
----------------------------
Lemuel Tarshis

/s/ DAVID WACHOB                        Director                                    June 11, 2001
----------------------------
David Wachob

/s/ RONALD A. WALTER                    Director                                    June 11, 2001
----------------------------
Ronald A. Walter

                                  EXHIBIT INDEX

Exhibit
Number                          Name of Document
--------------------------------------------------------------------------------

5        Opinion of Drinker Biddle & Reath LLP.

23.1     Consent of PricewaterhouseCoopers LLP, independent auditors.

23.2     Consent of Drinker Biddle & Reath LLP (included in Exhibit No. 5).

24       Power of Attorney (included on signature page of the Registration
         Statement).